UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (date of earliest event reported):    August 1, 2007
Middlefield Banc Corp.

(Exact name of registrant specified in its charter)

Ohio	000-32561	34-1585111

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

15985 East High Street, Middlefield, Ohio	44062-0035

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code	(440) 632-1666

[not applicable]

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01   Completion of Acquisition.
     On August 1, 2007, The Middlefield Banking Company (the “Bank”), a wholly owned subsidiary of Middlefield Banc Corp., completed its acquisition of certain deposit liabilities attributable to Geauga Savings Bank’s (“Geauga”) branch office located at Harrington Square, 15561 Kinsman Road (Route 87), Middlefield, OH, 44062, as well as certain other Geauga deposit liabilities. This transaction resulted in the Bank assuming approximately $21 million of deposits from Geauga. The Bank paid a 10% deposit premium, or approximately $2.1 million. Geauga closed the branch office located at 15561 Kinsman Road on July 31, 2007.
Item 9.01(d) Exhibits
     2.1    Branch Purchase and Assumption Agreement dated March 23, 2007*
*Filed previously with Middlefield’s Current Report on Form 8-K on March 29, 2007

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Middlefield Banc Corp.
Date: August 3, 2007	/s/ James R. Heslop, II
James R. Heslop, II
Executive Vice President and COO